UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a news release dated June 14, 2010 as follows:

Cliffs Natural Resources Submits Superior Proposal for Spider Resources
and Advises KWG Resources to Stop Valuation

CLEVELAND – June 14, 2010 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced that it has proposed to increase its cash take-over bid for Toronto-based Spider Resources Inc. ("Spider") (TSXV: SPQ) to Cdn.$0.165 per common share from Cdn.$0.13, subject to reaching a support agreement (the "Support Agreement") with Spider. Cliffs’ proposal is subject to Spider terminating all agreements with Montreal-based KWG Resources Inc. ("KWG") (TSXV: KWG) concerning the previously announced proposed merger of Spider and KWG.

Spider’s Board of Directors, in a news release issued earlier today, stated that Cliffs’ proposal is a Superior Proposal, as defined in Spider’s merger agreement with KWG. Under the merger agreement, KWG has a five business day right, expiring on June 21, 2010, to match Cliffs’ Superior Proposal.

"We have said all along that our objective is to obtain control of the Big Daddy chromite deposit in the McFaulds Lake area of Northern Ontario," said William C. Boor, president of Cliffs’ Ferroalloys business unit. "We believe we can achieve that objective with our proposal to increase our offer for Spider."

Cliffs said its Superior Proposal represents a 27% increase over Cliffs’ original offer and a 106% premium over the closing price of the common shares of Spider on the TSX Venture Exchange on May 21, 2010, the last trading day prior to Cliffs’ announcement of its intention to bid for the common shares of Spider. The Superior Proposal implies a total equity value for Spider on a fully-diluted basis of Cdn.$109 million.

The proposed Support Agreement between Cliffs and Spider provides for a number of conditions to be met or waived by Cliffs in order for Cliffs to be obliged to take up and pay for common shares of Spider tendered under the Superior Proposal. Such conditions include, but are not limited to:
• at least 50.1% of Spider’s common shares (including those held by Cliffs directly or indirectly and on a fully-diluted basis) shall have been validly deposited and not have been withdrawn at the expiry time of the bid;
• obtaining applicable governmental, regulatory and stock exchange approvals, exemptions and consents for the Superior Proposal;
• no material litigation or material adverse effect on the business of Spider;
• Cliffs being satisfied with its treatment under Spider’s shareholder rights plan;
• the continuation of the Support Agreement in full force and effect;
• none of the lock up agreements required by Cliffs to be entered into by directors and officers of Spider requiring them to tender to the Superior Offer shall have been terminated; and
• all options and warrants to acquire common shares of Spider outstanding at the expiry time of the Superior Offer shall have been cancelled or otherwise dealt with on terms satisfactory to Cliffs acting in its reasonable judgment.

Cliffs’ Superior Proposal is subject to completion of limited confirmatory due diligence.

Once the Support Agreement is signed, Cliffs will vary the terms of its original offer to purchase Spider common shares that expires on July 6, 2010 to increase the offer price to Cdn.$0.165 per common share. The original offer to purchase and accompanying take-over bid circular dated May 31, 2010 is available at www.sedar.com.

Cliffs also announced that it has advised KWG to stop work on a valuation of KWG because the valuation is no longer necessary. Cliffs, which owns approximately 19.3% of KWG on a fully-diluted basis, originally requested the valuation on May 24, 2010.

At that time, Cliffs had indicated its intention to bid for KWG common shares, and the valuation was required because Cliffs was an insider of KWG. On June 7, 2010, Cliffs announced that it was reviewing its options for KWG and may not make an offer in light of KWG’s proposal to merge with Spider.

Spider shareholders, banks and brokers who have questions or requests for assistance regarding Cliffs’ offer for Spider common shares should contact Georgeson, Cliffs’ information agent, toll free at 1-866-656-4120. Georgeson can also be contacted via email at askus@georgeson.com.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html.

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, we are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Canada and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin America business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world's largest and fastest growing steel markets.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although we believe that our forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including potential steps taken by Spider or KWG or their respective directors or shareholders that may affect our ability to proceed with or complete the Offer for Spider, which may include a determination by KWG to exercise its rights to match the Cliffs’ Superior Proposal, and steps taken in furtherance of the proposed merger transaction between Spider and KWG. Other factors that could impact actual results include the following: demand for ferrochrome by global integrated steel producers; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of rail and float capacity; availability and cost of capital; ability to maintain adequate liquidity and access capital markets; events or circumstances that could impair or adversely impact the viability or value of the assets or businesses of Spider; inability to achieve expected production levels; reductions in current resource estimates; impacts of increasing governmental regulation, including failure to receive or maintain required environmental permits; problems with productivity, third-party contractors, labor disputes, disputes with indigenous tribes in the area, weather conditions, fluctuations in ore grade and changes in other cost factors, including energy costs and transportation.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1.

Follow Cliffs on Twitter at: http://twitter.com/CliffsIR.

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Canada
Alan Bayless - Longview Communications Inc.
(604) 694-6035
abayless@longviewcomms.ca

United States - Europe
Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Jessica Moran
Sr. Investor Relations Analyst
(216) 694-6532
jessica.moran@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

June 16, 2010	By:	James D. Graham

Name: James D. Graham
Title: Asst. General Counsel